                                                                   Exhibit 10.22

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


TENTH AMENDMENT TO PROGRESS SOFTWARE APPLICATION PARTNER AGREEMENT

This TENTH AMENDMENT to the Progress Software Corporation Application Partner Agreement is effective as of the 30th day of November 2004 ("Effective Date"), by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and RSA Security Inc., a Delaware corporation with its principal place of business at 174 Middlesex Turnpike, Bedford, Massachusetts 01730 ("RSA").

WHEREAS, PSC and RSA entered into a Progress Software Application Partner Agreement effective as of December 5, 1994 ("Agreement");

WHEREAS, PSC and RSA previously amended the Agreement by entering into an addendum to the Agreement effective December 5, 1994 ("Addendum") and a subsequent amendment to the Agreement dated October 19, 1995 ("First Amendment");

WHEREAS, PSC and RSA entered into a second amendment to the Agreement effective November 29, 1995 ("Second Amendment") which completely superseded the terms and conditions of the Addendum and Amendment;

WHEREAS, PSC and RSA entered into a third amendment to the Agreement effective November15, 1996 ("Third Amendment") which supersedes Attachment A in the Second Amendment with a new Attachment A in the Third Amendment;

WHEREAS, PSC and RSA entered into a fourth amendment to the Agreement effective April 1, 1998 ("Fourth Amendment");

WHEREAS, PSC and RSA entered into a fifth amendment to the Agreement effective February 18, 1999 ("Fifth Amendment");

WHEREAS, PSC and RSA entered into a sixth amendment to the Agreement effective October 26, 1999 ("Sixth Amendment");

WHEREAS, PSC and RSA entered into a seventh amendment to the Agreement effective November 28, 2001 ("Seventh Amendment");

WHEREAS, PSC and RSA entered into an eighth amendment to the Agreement effective November 27, 2002 ("Eighth Amendment") which supersedes the Seventh Amendment in its entirety;

WHEREAS, PSC and RSA entered into a ninth amendment to the Agreement effective December 2, 2003 ("Ninth Amendment"); and

WHEREAS, PSC and RSA desire to further amend the terms and conditions to terminate and render null and void all prior amendments to the Agreement excepting therefrom Sections 1-10 of the Second Amendment, Sections 1-5 (but not including the final paragraph of Section 2B) of the Third Amendment and the entire Ninth Amendment, and to add an annual commitment for the period of October 1, 2004 through September 30, 2005 and reflect product name changes.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The parties acknowledge and agree that all prior amendments to the Agreement, other than Sections 1-10 of the Second Amendment, Sections 1-5 (but not including the final paragraph of Section 2B, which paragraph shall be null and void) of the Third Amendment and the entire Ninth Amendment are hereby rendered null and void without further force or effect. The parties further acknowledge and agree that pre-paid royalties shall not apply to this Tenth Amendment.

2.   The following definitions shall apply to the terms of this Tenth Amendment:

     a. Net License Fee" shall mean the total license fee (not including fees for support and maintenance services) charged by RSA to each Customer for the Application Module bundled with the Selected PSC Product, less all discounts, sales tax and shipping fees, but including any license fee that RSA charges Customer for an Upgrade or Update.

     b. Net Maintenance Fee" shall mean the total maintenance fee (not including license fees) charged by RSA to each Customer for support and maintenance services with respect to the Application Module bundled with the Selected PSC Product, less all discounts, sales tax and shipping fees.

     c. "Selected PSC Product" shall mean the PSC product(s) listed in the attached Exhibit A.

     d. "Application Module" shall mean any RSA application software module described in Exhibit B to this Tenth Amendment that incorporates or is bundled with any portion of a Selected PSC Product.

     e. "Upgrade or Update" shall mean any upgrade or update to an Application Module and/or Selected PSC Product where RSA charges the Customer an additional license fee for such upgrade or update.

     f. "Customer(s)" shall mean a third party licensed by RSA to use an Application Module solely in accordance with RSA's End User License Agreement (set forth as Exhibit C to this Tenth Amendment) entered into between RSA and Customer.

3. Product Royalties. RSA shall pay PSC a royalty equal to [**] percent ([**]%) of the Net License Fee for each copy of the Application Module licensed to a Customer (the "Product Royalty"). For Customers who add additional users to their existing installations but do not add additional Application Modules, RSA will charge such Customers a user count increase fee to be determined solely by RSA (the "Additional User Fee"). RSA shall pay PSC [**] percent ([**]%) of the Additional User Fee.

     a. RSA agrees not to disproportionately charge more for non-license or maintenance fees and less for royalty generating license and maintenance fees, thus resulting in lower royalties to PSC than would otherwise customarily be due.

     b. If, during the term hereof, RSA develops a product, other than those listed on Exhibit B attached hereto, that directly accesses a database created by a Selected PSC Product other than through the Application Module, RSA will so notify PSC and the parties will negotiate in good faith an applicable royalty to be paid to PSC for each copy of such RSA product distributed by RSA.

4.   Maintenance Royalties.

     a. First Year Maintenance. RSA will receive PSC's generally available basic level support and maintenance services, as described in PSC's Worldwide Products, Policies, & Configurations Guide current as of the date maintenance is requested, only for Customers for whom RSA has paid PSC Product Royalties and either New Maintenance Royalties or Annual Maintenance Royalty, as applicable. Notwithstanding the foregoing, the technical support terms reflected in Section 2 of the Ninth Amendment shall apply for the term provided in Section 2 of the Ninth Amendment. RSA shall pay PSC a royalty equal to [**] percent ([**]%) of the Net Maintenance Fee per Application Module per annum (the "New Maintenance Royalty") only for Customers who are purchasing maintenance for the Application Module for the first time. RSA has no obligation to pay a New Maintenance Royalty for Customers who are renewing their maintenance contracts; renewal maintenance royalties are set forth in Section 4(b) below.


     b. Renewal Maintenance. RSA shall pay PSC an Annual Maintenance Royalty for each renewal of an annual maintenance term. The Annual Maintenance Royalty for renewal maintenance for the period of October 1, 2004 through September 30, 2005 shall be $[**] payable as follows:

               $[**] on or before January 31, 2005;
               $[**] on or before April 29, 2005;
               $[**] on or before July 29, 2005; and
               $[**] on or before October 31, 2005.

          The Annual Maintenance Royalty for renewal maintenance for the period of October 1, 2005 through September 30, 2006 shall be determined on October 1, 2005 based on the following table ("Total Annual Maintenance Royalty"). Payments equal to one-quarter of the Total Annual Maintenance Royalty shall be made on or before the end of January, April, July and October, 2006.

          Number of Application Modules
          Receiving Maintenance from RSA
          Total Annual
          Maintenance Royalty as of 10/1/05
          ---------------------------------
          0-11,200                                     $[**]
          11,201-12,000                                $[**]
          12,001 - 13,000                              $[**]
          13,001-14,500                                $[**]
          14,501+                                      $[**]

          Notwithstanding the foregoing, in the event a Customer allows its maintenance to lapse and RSA charges such Customer a premium or penalty for reinstatement of maintenance, RSA shall pay PSC [**] percent ([**]%) of any such premium collected by RSA.

5. Annual Commitment. RSA commits to paying PSC $[**] in aggregate Product Royalties, New Maintenance Royalties and Annual Maintenance Royalty (collectively, "Royalties") during the twelve (12) months beginning October 1, 2004. The parties acknowledge and agree that any payments due and/or paid to PSC resulting from distribution of the Application Module prior to October 1, 2004 shall not be counted towards the annual commitment of $[**]. If RSA fails to meet its annual commitment of $[**], RSA shall pay PSC the difference between the actual amount paid in aggregate Royalties during the period October 1, 2004 through September 30, 2005 and $[**]. Such payment, if any, shall be payable on or before November 30, 2005.

     The parties may adjust the annual commitment for the period of October 1, 2005 through September 30, 2006 by mutual written agreement. If PSC determines that no adjustment to the annual commitment is necessary, the annual commitment for the period of October 1, 2005 through September 30, 2006 shall be $[**]. The parties acknowledge and agree that any payments due and/or paid to PSC resulting from distribution of the Application Module prior to October 1, 2005 shall not be counted towards this annual commitment of $[**] (as may be adjusted as provided herein). If RSA fails to meet this annual commitment of $[**], RSA shall pay PSC the difference between the actual amount paid in aggregate Royalties during the period October 1, 2005 through September 30, 2006 and $[**] (as may be adjusted as provided herein). Such payment, if any, shall be payable on or before November 30, 2006.

6.   RSA shall provide the following reports to PSC on a quarterly basis:

     An Application Module Royalty and Maintenance Report including for each Application Module(s) licensed to a Customer, or for each additional Application Module, Upgrade or Update: the Customer name, maintenance dates (start date and end date), Net License Fee, Net Maintenance Fee, and Product and New Maintenance Royalty. Such report shall be provided to PSC on the fifteenth business day of January, April, July and October and shall be sent to:

          Customer Service, Progress Software Corporation, 14 Oak Park, Bedford, MA 01730; Fax# 781-275-4593, or such other individual as may be designated by PSC with a copy to: Director of Business Operations, Progress Software Corporation, 14 Oak Park, Bedford, MA 01730; Fax # 781-275-4593.

     PSC shall keep such report confidential. RSA shall include with its report payment of all Product and Maintenance Royalties for all Application Modules, Upgrades or Updates listed in such report.

7. PSC agrees to provide RSA, during the term of this Tenth Amendment, with five (5) PSDN license at no charge provided RSA agrees to the terms and conditions of the applicable PSC PSDN End User Product License Agreement. Additional PSDN licenses shall be available to RSA at PSC's list price and terms and conditions at the time the PSDN licenses are purchased.

8. The parties agree that the end user license agreement attached to the Third Amendment is hereby replaced with RSA's current End User Product License Agreement attached hereto as Exhibit C. RSA agrees to enter into license agreements with its Customers that contain terms and conditions substantially in accordance with those contained in such end user license agreement. However, RSA acknowledges that Progress versions 9.0 and above may contain third party technology that requires additional terms in the end user license agreement. PSC shall make such additional terms available to RSA, and RSA shall incorporate substantially similar terms into its end user license agreement for its Progress-based applications.

9. Section 2 of the Ninth Amendment is amended by deleting "Progress V9.1d" each time it appears and replacing it with "Progress V9.1e."

10. The term of this Agreement, including without limitation shall expire on November 30, 2006, unless earlier terminated as provided in the Agreement, as amended. The parties may renew the Agreement upon mutual written consent.

Except as specifically modified or amended by this Tenth Amendment, the terms and conditions of the Agreement, as amended, shall remain in full force and effect. No other modifications or additions are made to the Agreement. In the event of any conflict between the terms and conditions of this Tenth Amendment and the Agreement as amended, the terms and conditions of this Tenth Amendment shall take precedence over the Agreement and the previous Amendments thereto.

                [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Tenth Amendment has been executed on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.


RSA Security Inc.                                Progress Software Corporation

By: /s/ Jeffrey D. Glidden                       By: /s/ David G. Ireland
    -------------------------                        -------------------------

Name: Jeffrey D. Glidden                         Name: David G. Ireland

Title: SVP & CFO                                 Title: President

EXHIBIT A: Selected PSC Products

Progress v9 products on all Progress supported platforms

EXHIBIT B: Application Module

RSA Authentication Manager

EXHIBIT C: RSA Security End User License Agreement

This is a legal agreement ("the Agreement") between the end user ("You") and RSA Security Inc. ("RSA"). This Agreement may be superseded by (a) any written agreement signed by both You and RSA or (b) any written evaluation license included with the RSA Software (defined below). This Agreement is a part of the software being installed, downloaded, copied or otherwise used.

1.   DEFINITIONS:

"AUTHORIZED RESELLER" means one or more solution providers, service providers, value-added resellers or other distributors or resellers who market, demonstrate and arrange for licensing of RSA Products on behalf of RSA.

"DOCUMENTATION" means the manuals, handbooks, and other written materials related to the use of the RSA Software and RSA SecurID(R) Authenticators whether in hard copy or soft copy form, that are provided by RSA and that customarily accompany the RSA Software and RSA SecurID(R) Authenticators.

"RSA PRODUCTS" mean the RSA Software, Documentation and RSA SecurID Authenticators provided under this Agreement.

"RSA SECURID(R) AUTHENTICATORS" mean the hardware cards and/or tokens purchased by You from RSA and used by You to authenticate into certain RSA Software.

"RSA SOFTWARE" means RSA's proprietary software licensed to You by RSA, including, without limitation, firmware incorporated in an RSA SecurID(R) Authenticators, consisting of a series of instructions or statements in machine-readable, object code form only, and all modifications made thereto by RSA.

2.   GRANT OF LICENSE.

(A) GRANT OF LICENSE FOR RSA SOFTWARE.

     (1) License Grant. RSA hereby grants, and You hereby accept, a perpetual (unless terminated as set forth in Section 6), non-exclusive, non-transferable license to use the RSA Software, in accordance with the instructions contained in the Documentation. As set forth in a writing from RSA to You, Your license grant may be limited with respect to the number of users, servers, asserting and relying parties and/or functionality options. RSA shall convey such limitations in one of the following: Your purchase order for such RSA Products, Your corresponding RSA or RSA-authorized sales quotation or invoice, or an RSA user license certificate that accompanies the RSA Products. You may make copies of the RSA Software for backup, testing, disaster recovery or archival purposes only and may make a reasonable number of copies of the Documentation for Your internal use only, provided that You also reproduce on such copies any copyright, trademark or other proprietary markings and notices contained on the RSA Software and Documentation and do not remove any such marks from the original.

     (2) Restrictions on License Grant. Notwithstanding the license grant set forth above, if You are using RSA(R) Certificate Manager (a/k/a RSA Keon(R) Certificate Authority) software ("Certificate Manager Software") as bundled with RSA(R) Access Manager (a/k/a RSA ClearTrust(R)) software ("Access Manager Software") or RSA(R) Federated Identity Manager software ("FIM Software"), then You may use the Certificate Manager Software (a) solely for the purpose of further enabling inter-component security in the Access Manager Software environment or FIM Software environment, as the case may be, and (b) are limited to issuing and managing up to fifty (50) certificates between the server components within the Access Manager Software environment or FIM Software environment, as the case may be, to provide authenticated SSL communications among such components. You must purchase a separate license for the Certificate Manager Software if you wish to use to use more than fifty (50) certificates or the software for any other purpose.

(B) LIMITATIONS ON LICENSE GRANT FOR RSA SOFTWARE. You shall not cause or permit
(i) access (except to Your employees, agents and consultants with a "need to know" who are bound, in writing, by obligations of non-disclosure that protect RSA's interests in the RSA Software but no less restrictive than Your obligations herein), (ii) copying (except as set forth in Section 2(A)(1) herein), (iii) sublicensing or other dissemination to any third party of the RSA Software, in whole or in part, without the prior written consent of RSA. You may not use any third-party software embedded in or bundled with the RSA Software as a standalone program or in any way independently from the RSA Software provided by RSA to You. To the extent that the RSA Software contains or is bundled with third party software or other proprietary RSA software, You may use such third party software and/or other proprietary RSA software solely for the purpose such software is included with the RSA Software and only for use with the particular RSA Software that You have licensed from RSA as set forth in the applicable Documentation. You shall not modify, enhance, translate, supplement, create derivative works from, reverse engineer, reverse compile or otherwise reduce the RSA Software to human readable form without the prior written consent of RSA.

(C) RESTRICTION ON USE OF RSA SECURID AUTHENTICATORS. You may only use the RSA SecurID Authenticators to authenticate to RSA Software. You shall not use any hardware cards, tokens or other devices not provided by RSA to authenticate to the RSA Software, unless otherwise authorized by RSA in writing prior to such use.

3. OWNERSHIP AND COPYRIGHT. RSA or its suppliers own the RSA Software and Documentation. All RSA Software and Documentation (including revisions, modifications and enhancements thereto) and any other specifications, documentation, ideas, know-how, techniques, processes, inventions or other intellectual property that may be developed, conceived and/or delivered by RSA under this Agreement, including all patents, copyrights and other intellectual property rights thereto, (collectively "RSA Property") shall be the sole and exclusive property of RSA or its suppliers, as applicable, and shall only be used by You as authorized herein. Such RSA Property is protected by patent and copyright laws and international treaty provisions, and RSA intends that You will use such RSA Property only in accordance with the terms and conditions of this Agreement.

You shall acquire no rights of any kind in or to any RSA trademark, service mark, trade name, logo or product designation under which the RSA Products were or are marketed and shall not make any use of the same for any reason except as expressly authorized by this Agreement or otherwise authorized in writing by RSA prior to such use. You shall cease to use permitted markings, or any similar markings, in any manner on the expiration or termination of this Agreement.

4.   LIMITED WARRANTY.

(A) RSA SOFTWARE WARRANTY. RSA warrants that the RSA Software will operate in material conformance to RSA's published specifications for such RSA Software during the first 90 days following Your initial receipt of the RSA Software (the "Warranty Period"). RSA does not warrant, however, that the RSA Software or any portion thereof is error-free. If You discover a non-conformity in the RSA Software during the Warranty Period, You shall submit to RSA (or the Authorized Reseller from which You licensed the RSA Software) a written report describing the non-conformity in sufficient detail to enable RSA to reproduce such non-conformity. Upon confirmation that the reported non-conformity has been reproduced and confirmed to be such, RSA will use reasonable efforts to, at its option, (i) correct the non-conformity; (ii) provide a work around or software patch (collectively "Fixes"); or (iii) replace the RSA Software. If RSA determines that none of these alternatives is reasonably available, then upon Your request, RSA shall refund any pre-payments made by You for the affected RSA Software and accept its return. All Fixes provided by RSA shall constitute RSA Software hereunder, as applicable, and shall be governed by the terms hereof. This warranty shall not apply to any non-conformity caused by any unauthorized modification to the RSA Software or by Your failure to incorporate any Fixes provided or made available by RSA. This warranty applies only to the initial delivery of the RSA Software. Fixes are provided with a limited warranty of 30 days from receipt of such Fix or for the remainder of the initial Warranty Period, whichever is greater.

(B) RSA SECURID AUTHENTICATOR WARRANTY. RSA warrants that each RSA SecurID Authenticator purchased from RSA or an Authorized Reseller will perform in material conformance to RSA's specifications in the Documentation for the purchased life of such RSA SecurID Authenticator as set forth on the invoice submitted to You by RSA.

(C) LIMITATIONS OF WARRANTY. The foregoing warranties shall not apply if (i) repair or replacement is required as a result of causes other than normal use, including, without limitation, repair, maintenance or modification of the RSA Products by persons other than personnel authorized by RSA; Your accident, fault or negligence; operator error; use of the RSA Products other than as set forth in the Documentation; or causes external to the RSA Products such as, but not limited to, failure of electrical power or fire or water damage; or (ii) the RSA Products are used with software or equipment other than that for which they were designed as set forth in the Documentation.

(D) WARRANTY DISCLAIMER. THE FOREGOING EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS ON THE PART OF RSA. OTHER THAN THE EXPRESS WARRANTIES MADE BY RSA AS SET FORTH IN THIS SECTION 4, RSA AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES AS TO ANY MATTER WHATSOEVER, EITHER EXPRESS OR IMPLIED, (INCLUDING,

WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE). YOUR SOLE REMEDY FOR BREACH OF SUCH EXPRESS LIMITED WARRANTIES SHALL BE A CORRECTION, FIX OR REFUND AS SET FORTH IN THIS SECTION 4.

This warranty gives You specific legal rights. As some jurisdictions do not allow the exclusion of implied conditions or warranties, statutory or otherwise, the above exclusion may not apply to you, and You may also have other rights that vary from jurisdiction to jurisdiction.

You shall direct any and all related warranty issues and subsequent support issues to the party that You licensed or purchased the RSA Products from, unless, in the case of support matters, You have entered into a separate support service contract directly with RSA.

You UNDERSTAND THAT, IF you PURCHASED THis PACKAGE FROM AN AUTHORIZED RESELLER OF RSA, such AUTHORIZED RESELLER IS NOT RSA'S AGENT AND IS NOT AUTHORIZED TO MAKE ANY REPRESENTATIONS, CONDITIONS, COVENANTs OR WARRANTIES, STATUTORY OR OTHERWISE, ON RSA'S BEHALF NOR TO VARY ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT. IN ADDITION, you ACKNOWLEDGE THAT, UNLESS OTHERWISE AGREED BY such AUTHORIZED RESELLER IN WRITING OR IF PROHIBITED BY LAW, THE LIMITATIONS OF CONDITIONS AND WARRANTIES, STATUTORY OR OTHERWISE, AND LIABILITY SET FORTH IN THIS AGREEMENT ALSO APPLY TO AND BENEFIT SUCH AUTHORIZED RESELLER.

5. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN THIS SECTION 5, RSA'S AND ITS SUPPLIERS' LIABILITY WILL BE LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OR OMISSIONS OF RSA SUBJECT TO A MAXIMUM LIABILITY OF THE AMOUNT PAID FOR THE SPECIFIC RSA PRODUCT THAT DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT SHALL RSA OR ITS SUPPLIERS BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF RSA AND ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME. RSA EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY ASSOCIATED WITH ANY THIRD PARTY OPEN SOURCE CODE INCLUDED IN THE RSA PRODUCTS. NO LIMITATION AS TO DAMAGES FOR DEATH OR PERSONAL INJURY IS HEREBY INTENDED. No action, whether in contract or tort, including negligence, arising out of or in connection with this Agreement may be brought by either party more than two years after the cause of action has accrued. Some jurisdictions do not allow the exclusion or limitation of special, indirect, consequential, exemplary or incidental damages or the limitation of liability to specified amounts; therefore, You may have other rights in this matter that vary from jurisdiction to jurisdiction.

6. TERMINATION. This Agreement shall terminate the earliest of: (1) 30 days after written notice from one party to the other of the defaulting party's failure to perform according to its obligations hereunder, which failure is not cured within 30 days of receipt of notice of such failure to perform; (2) immediately upon notice to You of a material breach of the License Grant set forth in Section 2 or (3) immediately upon written notice by either party hereto if the other party (a) becomes insolvent; (b) files a petition, or has a petition filed against it, under any laws relating to insolvency, and the related insolvency proceedings are not dismissed within 60 days after the filing of such petition; (c) enters into any voluntary arrangement for the benefit of its creditors; (d) appoints, or has appointed on its behalf, a receiver, liquidator, examiner or trustee of any of such party's property or assets; or
(e) ceases to carry on business in the ordinary course.

Within 10 days after any termination of this Agreement or the license grant set forth in Section 2 above, You shall destroy the original and all copies, in whole or in part, in any form, including, without limitation, partial copies, of the affected RSA Software and Documentation (and, at RSA's option, certify in writing to RSA that You have destroyed the same). Notwithstanding the foregoing, at RSA's option, upon any termination, RSA may request that you return to RSA or an Authorized Reseller, as the case may be, the original and all copies, in whole or in part, in any form, including, without limitation, partial copies, of the affected RSA Software and Documentation.

7. GENERAL. This Agreement constitutes the entire understanding between RSA and You with respect to the subject matter hereof. Any change to this Agreement must be in writing and signed by RSA and You. Terms and conditions as set forth in any purchase order that differ from, conflict with, or are not included in this Agreement, shall not become part of this Agreement unless specifically accepted by RSA in writing. You shall be responsible for and shall pay, and shall reimburse RSA on request if RSA is required to pay, any sales, use, value added (VAT), consumption, withholding or other tax (excluding any tax that is based on RSA's net income), assessment, duty, tariff, or other fee or charge of any kind or nature that is levied or imposed by any governmental authority on the RSA Products. If any provision of this Agreement shall be held to be void or unenforceable in whole or in part, such provision, to the extent that it is held to be void or unenforceable, shall be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not be affected. A waiver by RSA of its rights hereunder shall not be binding unless set forth in writing signed by RSA waiving its rights. The non-enforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasions unless expressly stated in writing signed by RSA. The headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not modify or limit any of the terms of this Agreement.

8. ASSIGNMENT. The licenses granted under this Agreement are non-transferable. Accordingly, You may not assign this Agreement, or any of Your rights or obligations hereunder, without the written consent of RSA, which consent shall not be unreasonably withheld.

9. EXPORT AND IMPORT COMPLIANCE THE RSA SOFTWARE LICENSED UNDER THIS AGREEMENT IS SUBJECT TO (1) UNITED STATES EXPORT CONTROL LAWS AND REGULATIONS THAT MAY RESTRICT EXPORTS, RE-EXPORTS AND DISCLOSURES TO FOREIGN PERSONS OF CRYPTOGRAPHIC ITEMS, AND (2) CERTAIN FOREIGN LAWS THAT MAY RESTRICT THE EXPORT, RE-EXPORT, IMPORT AND/OR USE OF SUCH ITEMS. PERFORMANCE OF THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY EXPORT LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS IMPOSED BY THE UNITED STATES OF AMERICA OR ANY OTHER APPLICABLE COUNTRY OR GOVERNMENTAL ENTITY ON THE RSA SOFTWARE, OR INFORMATION RELATING TO IT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, YOU SHALL NOT DIRECTLY OR INDIRECTLY IMPORT, EXPORT OR RE-EXPORT ANY RSA SOFTWARE OR INFORMATION PERTAINING THERETO TO ANY COUNTRY OR FOREIGN PERSON TO WHICH SUCH IMPORT, EXPORT OR RE-EXPORT IS RESTRICTED OR PROHIBITED WITHOUT FIRST SECURING, IF APPLICABLE, AN APPROPRIATE EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF IMPORT, EXPORT OR RE-EXPORT. YOU UNCONDITIONALLY ACCEPT FULL RESPONSIBILITY FOR COMPLIANCE WITH THESE REQUIREMENTS.

10. FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance of its obligations hereunder to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of terrorism or war, act of God, or other similar causes beyond its reasonable control and without the fault or negligence of the delayed or non-performing party.

11. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by, and any arbitration hereunder shall apply, the laws of the Commonwealth of Massachusetts, U.S.A., excluding its conflicts of laws principles. The original of the Agreement has been written in English. The parties hereto waive any statute, law or regulation that might provide an alternative law or forum or to have this Agreement written in any language other than English. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by a single arbitrator appointed by American Arbitration Association ("AAA"). The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the AAA, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Boston, Massachusetts, and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrator shall be binding upon the parties hereto, and the expense of the arbitration shall be borne equally by the parties; provided that each party shall be responsible for such party's attorney fees and other associated costs. The decision of the arbitrator shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Paragraph 11 to the contrary, RSA shall have the right to institute judicial proceedings against You or anyone acting by, through or under You, in order to enforce RSA's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.